Exhibit 3.1
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      * * *


     MSDW Structured Asset Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of said corporation, by a unanimous Consent in Lieu of a Meeting of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Board of Directors declares it advisable that
     Article 1 of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

          "1.  The name of the corporation is:

               MS Structured Asset Corp. "

     SECOND: That, in lieu of a meeting and vote of stockholders, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: This Certificate of Amendment shall not become effective until, and shall become effective at, 12:01 a.m. on November 8, 2002.

     IN WITNESS WHEREOF, said MSDW Structured Asset Corp. has caused this certificate to be signed by its Assistant Secretary, this 7th day of November, 2002.

                                            MSDW STRUCTURED ASSET CORP.

                                            By: /s/ Susan M. Krause
                                                --------------------------
                                                     Susan M. Krause
                                                     Assistant Secretary